Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Quintek Technologies, Inc. of our report dated September 15, 2006 on our audits of the financial statements of Quintek Technologies, Inc. as of June 30, 2006 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ KABANI & COMPANY, INC.
Kabani & Company, Inc.
Los Angeles, California
October 26, 2006